Exhibit 99.1

NMS Communications Receives Notice Related to NASDAQ Minimum Bid Price Rule

FRAMINGHAM, Mass.--(BUSINESS WIRE)--NMS Communications Corporation (NASDAQ: NMSS), a leading provider of communications technologies and solutions for converged and mobile networks, announced that it received notice on August 20, 2008 from The NASDAQ Stock Market LLC that the minimum bid price of its common stock had fallen below $1.00 for 30 consecutive business days and that NMS Communications was therefore not in compliance with NASDAQ Marketplace Rule 4405 (a)(5). In accordance with the NASDAQ Marketplace Rules, NMS Communications has until February 17, 2009 (180 calendar days from August 20, 2008) to regain compliance.

NMS Communications can regain compliance with the minimum bid price rule if the bid price of its common stock closes at $1.00 or higher for a minimum of ten consecutive business days during the initial 180-day period, although NASDAQ may, in its discretion, require NMS Communications to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that NMS Communications has demonstrated the ability to maintain long-term compliance. If compliance is not achieved by February 17, 2009, NASDAQ will determine whether NMS Communications meets the NASDAQ Capital Market initial listing criteria except for the bid price requirement. If NMS Communications meets the initial listing criteria on such market, NASDAQ staff will notify NMS Communications that it has been granted an additional 180 calendar day compliance period. If NMS Communications is not eligible for an additional compliance period, NASDAQ staff will provide written notification that NMS Communications’s securities will be delisted, which may be appealed at that time.

The NASDAQ Letter received on August 20, 2008, has no effect on the listing of NMS Communications’s common stock at this time, and it will continue to trade on the NASDAQ Global Market under the symbol NMSS. NMS Communications will seek to regain compliance within this cure period and is considering alternatives to address compliance with the continued listing standards of The NASDAQ Stock Market.

About NMS Communications

NMS Communications Corporation (NASDAQ:NMSS) is a leading provider of applications, platforms and technologies that make possible the rapid creation and deployment of a broad range of value-added services, from voice mail to IVR to ringback and mobile TV. Visit www.nmss.com for more information.

Statements in this document expressing the beliefs and expectations of management regarding future performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding possible delisting from, and the Company’s efforts to seek to regain compliance with the continued listing standards of, the NASDAQ Global Market. These statements are based on management’s expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company’s strategic repositioning and market acceptance of the Company’s new solutions strategy, quarterly fluctuations in financial results, the Company’s ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company’s contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2007. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

NMS Communications is a trademark of NMS Communications Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.

CONTACT:
NMS Communications
Herb Shumway, 508-271-1481
Chief Financial Officer
Herb_Shumway@nmss.com
or
ICR, Inc.
Staci Mortenson, 203-682-8273
Senior Vice President
staci.mortenson@icrinc.com